SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 11, 2003

Commission                         Registrants, States of Incorporation,                                             I.R.S. Employer
File Numbers                      Addresses and Telephone Numbers                                           Identification Nos.

1-27031                             ENTERGY GULF STATES, INC.                                                 74-0662730
                                          (a Texas corporation)
                                          350 Pine Street
                                          Beaumont, Texas 77701
                                          Telephone (409) 838-6631

1-11299                            ENTERGY CORPORATION                                                         72-1229752
                                         (a Delaware corporation)
                                         639 Loyola Avenue
                                         New Orleans, Louisiana 70113
                                         Telephone: (504) 576-4000

Item 5. Other Events and Regulation FD Disclosure.
Item 12. Results of Operations and Financial Conditions.

Entergy Corporation and Entergy Gulf States, Inc.

Recovery of River Bend Costs

In March 1998, the Public Utility Commission of Texas (the "PUCT") issued an order disallowing recovery by Entergy Gulf States, Inc. (the "Company") of $1.4 billion of company-wide River Bend Nuclear Power Plant costs that have been held in abeyance since 1988. The Company appealed the PUCT decision on this matter to the Travis County District Court in Texas. A 1999 settlement agreement approved by the PUCT limits potential recovery of the remaining plant asset to $115 million as of January 1, 2002, less depreciation after that date. The Company accordingly reduced the value of the plant asset in 1999. The Company has also agreed that it will not seek recovery of the abeyed plant costs through any additional charge to Texas ratepayers. In an interim order approving this agreement, however, the PUCT recognized that any additional River Bend investment found prudent, subject to the $115 million cap, could be used as an offset against stranded benefits, should legislation be passed requiring the Company to return stranded benefits to retail customers.

In April 2002, the Travis County District Court issued an order affirming the PUCT order on remand disallowing recovery of the abeyed plant costs. The Company appealed this ruling to the Third District Court of Appeals (the "Court of Appeals").

On July 11, 2003, the Court of Appeals unanimously affirmed the judgment of the Travis County District Court. The Company is currently evaluating the written decision of the Court of Appeals and considering further judicial courses of action available to the Company in this proceeding, including petitioning the Court of Appeals for reconsideration of its decision and/or filing a petition for Texas Supreme Court review of that decision. Either petition could be denied by the respective court in its discretion, and management cannot predict the outcome of any such proceedings. A final, non-appealable decision in this proceeding affirming the PUCT,s order disallowing the abeyed costs would (or a determination that success on further appeal is not likely could) result in the reduction of the net carrying value of $107.7 million ($85.5 million net of taxes (or $.37 per share for Entergy Corporation)) for the remaining plant asset as of June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Entergy Gulf States, Inc.

By: /s/ Steven C. McNeal
Steven C. McNeal
Vice President and Treasurer

Dated: July 15, 2003